Exhibit 99.1

Ramaco Resources Announces Strategic Initiative to Establish

First National Critical Minerals Stockpile at Brook Mine

LEXINGTON, Ky., Oct. 27, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB) (“Ramaco” or the “Company”) Ramaco Resources announces that its Board has approved the pursuit of a groundbreaking initiative to establish a national strategic stockpile of rare earth elements and critical minerals at its Brook Mine facility in Wyoming. The Strategic Critical Minerals Terminal (“SCMT”), will be developed in collaboration with one of Ramaco’s nationally recognized commodity structuring and financial advisors.

The SCMT is designed to position Ramaco to become the most comprehensive, vertically integrated upstream, midstream and downstream producer of critical minerals and rare earth elements (“REEs”) in the United States.

The SMCT stockpile is intended to address both private and public needs for secure, reliable access to rare earth elements and critical minerals vital for the nation’s critical rare earth applications. By leveraging Ramaco’s mineral resources and experienced third party commodity structured finance expertise, the initiative aims to deliver long-term solutions for extraction, processing, and inventory management. The collaboration seeks to mitigate supply chain risks and provide uninterrupted access to strategic materials.

The SCMT stockpile will provide long-term strategic stockpiling, storage, and inventory management solutions for Ramaco’s broad basket of critical minerals and rare earths. Ramaco expects to not only process its own rare earths and minerals but will also offer tolling services for third-party producers, further strengthening the domestic supply chain. The stockpile will be managed as a state-of-the-art terminal to ensure the inventory is safe, secure and available for consumers at market prices.

Ramaco believes that its Brook Mine site offers significant advantages for the SCMT stockpile placement due to its strategic location and infrastructure access. The site benefits from direct connectivity to the BNSF railroad and is adjacent to a major interstate highway, both of which are expected to facilitate efficient transportation and distribution of materials to a broad range of customers including defense contractors and industrial consumers nationwide.

Ramaco is working on this project with a nationally recognized commodity advisor with decades of expertise in physical commodity structured finance. This initiative will anchor Ramaco’s downstream capital expenditures and financing on off-take contracts, and has the potential to generate stable, annuity-like cash flows and serve as a strategic national infrastructure asset.

Ramaco’s first-mover advantage, and significant rare earth and critical mineral resources position the Company to become an important strategic oxide provider that can address U.S. demand, supply chain vulnerabilities and national security needs.

The Brook Mine spans over 15,800 acres, with 4,500 acres currently permitted. The Company intends to apply for the required permits to allow it to expand mining of the remaining acreage. Recent land acquisitions near its property have further expanded the Company’s fee land holdings in Wyoming for future development and mineral storage potential.

The Brook Mine is believed to be one of the world’s only primary source mines for scandium, gallium, and germanium. It is also believed to contain significant quantities of heavy REEs, including dysprosium and terbium, which are essential for permanent magnets and advanced defense systems, as well as light REEs such as neodymium and praseodymium.

Ramaco’s Board recently authorized a plan to increase the annual commercial rare earth and critical mineral oxide production projection to approximately 3,400 tons from the 1,240 tons contemplated by the Preliminary Economic Analysis by the Fluor Corp. This represents a 174% increase in oxide production and is based on Ramaco’s announced goal of increasing coal production from 2 million to 5 million tons per year.

The latest Technical Report Summary (TRS) from Weir on the permitted acreage confirmed an estimated 1.4 million tons of Total Rare Earth Oxide (TREO), including gallium, scandium and germanium. The Company expects that this figure may expand as the balance of the property is further tested and explored.

The Company is committed to strengthening America’s critical minerals supply chain, supporting national security, and driving innovation in the rare earths industry. The Brook Mine SCMT stockpile initiative represents an innovative and bold step forward in securing the nation’s future in advanced materials and manufacturing.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RESERVE, RESOURCE AND EXPLORATION TARGET STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to Ramaco’s plan for the SCMT stockpile, the Brook Mine as well as expected benefits and advantages from the SCMT and Brook Mine, and the anticipated mineral sources at the Brook Mine. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

This news release also includes various statements about our mineral reserves and resources which are derived, for the most part, from the technical report summaries prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K. The terms “mineral resource” and “mineral reserve” are defined and used in accordance with subpart 1300 of Regulation S-K. Under subpart 1300 of Regulation S-K, mineral resources may not be classified as “mineral reserves” unless the determination has been made by a qualified person that the indicated and measured mineral resources can be the basis of an economically viable project. You are specifically cautioned not to assume that any part or all of the mineral resources will ever be converted into mineral reserves, as defined by the SEC. You are cautioned that, except for that portion of mineral resources classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources are estimates based on limited geological evidence and sampling and have a too high of a degree of uncertainty as to their existence to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Estimates of inferred mineral resources may not be converted to a mineral reserve. In particular, our estimates of rare earth and critical minerals at the Brook Mine are reported as in-place inferred resources. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. As a new facet of our business, there are heightened risks and uncertainties, and there is no assurance that we will be able to successfully develop the Brook Mine into a commercial scale mine. We have little to no demonstrated track record of commercial, operational or financial success outside of our core business, and given the uncertainties associated with rare earth and critical minerals and the mining thereof, we cannot assure you that this initiative will be successful. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be the basis of an economically viable project, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted to mineral reserves. This news release also includes various statements regarding our exploration targets at the Brook Mine Property, which are derived, for the most part, from the exploration report technical report summary prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K as well as a preliminary economic analysis completed by Fluor. The estimates derived from the technical report summary are, in part, a function of the quality and quantity of available data at the time such report was prepared and are considered reasonable; however, the estimates should be accepted with the understanding that with additional data and analysis subsequent to the date of the report, the estimates may necessitate revision, which may be material. Similarly, Fluor’s preliminary economic analysis is based in part on information not within the control of Ramaco and entirely on information not within the control of Fluor. While it is believed that the information contained therein will be reliable under the conditions and subject to the limitations set forth therein, neither Ramaco nor Fluor guarantees the accuracy or completeness thereof.